PACIFIC STRATUS VENTURES LTD. Letterhead

September 6, 2000

Cockpit Collection Ltd. 4398 Canterbury Crescent North Vancouver, B.C. V7R 3N6	Thierry Annez de Taboada 4398 Canterbury Crescent North Vancouver, B.C. V7R 3N6

Dear Sirs/Mesdames:

Re: Acquisition of the Issued and Outstanding Shares of Cockpit Collection Ltd. ("Cockpit")

This letter agreement sets out the terms and conditions of the acquisition (the "Acquisition") by Pacific Stratus Ventures Ltd. ("Pacific Stratus") of all of the issued and outstanding common shares of Cockpit from Thierry Annez de Taboada ("Thierry").

It is intended that a formal share exchange agreement between Pacific Stratus, Cockpit and Thierry (the "Agreement") will be prepared and executed by all parties by October 31, 2000. The Agreement will incorporate the following terms which form the basis of our agreement today:

1. Summary of the Transaction

1.1 Pacific Stratus will issue to Thierry an aggregate of not less than 11,500,000 common shares in exchange for all of the issued and outstanding shares of Cockpit, a private company engaged in designing and producing computer gaming accessories. Pacific Stratus will provide financing to Cockpit to allow Cockpit to pursue its business objectives.

2. Transaction Terms

2.1 Subject to Section 3, Pacific Stratus will purchase from Thierry all, but not less than all, of the shares of Cockpit (the "Cockpit Shares") upon the closing of the Acquisition (the "Closing").

2.2 As consideration for the Cockpit Shares, pacific Stratus will issue from treasury, as fully paid and non-assessable shares, an aggregate of not less than 11,500,000 common shares. The shares of Pacific Stratus to be issued to Thierry will be subject to the escrow requirements set out in Exchange Policy 5.4.

2.3 Upon Closing, the board of directors of Pacific Stratus will be reconstituted so that three (3) nominees of Thierry and two (2) nominees of Pacific Stratus' current board of directors will constitute members of the board of directors of Pacific Stratus and all required consents to act will be in place at the Closing to accomplish this intention. In addition, Thierry will be appointed the Chairman, CEO and President of the Company.

2.4 Pacific Stratus will provide interim financing of $300,000 minimum until December 29, 2000, of which the first advance will be on September 1, 2000 to Cockpit by way of loan (the "Loan"). In the event that the Company does not receive shareholder or Exchange approval of the Acquisition by December 29, 2000, then the Company will advance additional funds to Cockpit to meet its working capital requirements, subject to a maximum of $125,000 per month, starting January 1, 2001, provided that this meets Exchange approval (the "Additional Loan"). The Loan and the Additional Loan will be to a maximum of $750,000. The maximum loan amount of $750,000 will be used by Cockpit to meet its business plan cash flow projection, working capital and to pay all existing liabilities and advances to date.

Should Pacific Stratus fail to provide interim financing according to the agreed schedule, Cockpit will have the option to give Pacific Stratus 30 days written notice to cure the default. If Pacific Stratus does not resume the agreed upon financing schedule within this time frame, Cockpit will have the option to terminate the Agreement and to convert the amounts advanced to common shares of the Cockpit based on the following ratio:

Number of Common Shares = Total Loans Advanced/$750,000 x 6,800,000 common shares

(based on 10,000,000 common shares currently issued in Cockpit)

The Loan and Additional Loan will be a loan from Pacific Stratus to Cockpit and will be evidenced by a promissory note(s) secured by a general security agreement granting Pacific Stratus a first charge on all of the assets of Cockpit (the "General Security Agreement"). In the event any funds are advanced under this Section and the acquisition contemplated herein does not complete by February 28, 2001, then the note(s) will, at Cockpit's election, either be converted into common shares of Cockpit based upon the above formula or be repayable within one year of written notice being delivered by Pacific Stratus to Cockpit. Interest at the Prime Rate charged by the Royal Bank of Canada plus 1% will be payable on all amounts outstanding after the one year. Upon either conversion into common shares of Cockpit or repayment of the Loan(s) and all accrued interest. Pacific Stratus will discharge the General Security Agreement.

3. Conditions Precedent

3.1 The Closing of the Acquisition will be conditional upon the following:

(a) the completion by Pacific Stratus, to its satisfaction, of a due diligence review of Cockpit and its business, such review to be concluded on or before sixty days from the execution of this letter;

(b) a member of the Exchange notifying the Exchange that it has agreed to act as Pacific Stratus' sponsor in connection with the Acquisition as required by Policy 5.2 of the Exchange;

(c) the approval of the board of directors of Pacific Stratus to the Acquisition;

(d) a meeting of the shareholders of Pacific Stratus at which the shareholders authorize and approve the Acquisition;

(e) Pacific Stratus obtaining conditional acceptance by the Exchange to the Acquisition; and

(f) concurrent with the closing of the Acquisition, the closing of a Private Placement of 3,000,000 Special Warrants at $0.37 per Special Warrant. The Special Warrant will be a convertible into one share and one-half warrant, each full warrant entitling the holder to purchase one additional share at a price of $0.45 per share, subject to acceptance by the Exchange (the "Financing").

4. Representations and Warranties

4.1 Thierry and Cockpit have entered into this letter agreement based upon the following representations and warranties of Pacific Stratus:

(a) Pacific Stratus is a company duly incorporated, validly existing and in good standing with respect to filing of annual reports under the laws of the jurisdiction of its incorporation;

(b) Pacific Stratus has full power and authority to carry on its business and to enter into this letter agreement and any agreement or instrument referred to in or contemplated by this letter agreement and to carry out and perform all of its obligations and duties hereunder;

(c) Pacific Stratus has duly obtained all authorizations for the execution, delivery and performance of this letter agreement, and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating or initiating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws;

(d) Pacific Stratus is a reporting issuer in the Province of British Columbia and its shares are listed and posted for trading on the Canadian Venture Exchange;

(e) Pacific Stratus currently has authorized capital of 100,000,000 common shares of which 5,905,512 common shares are issued and outstanding. In addition, there are options outstanding for the purchase of 255,000 shares at $0.40, which expire on November 21, 2000;

(f) Pacific Stratus agrees that there will not be any further dilution in the share capital prior to Closing without written consent from Cockpit; and

(g) Pacific Stratus will hereto attach its last audited and unaudited financial statements and states they are true, correct and complete and disclose all liabilities of Pacific Stratus.

4.2 Pacific Stratus has entered into this letter agreement based upon the following representations, warranties and covenants of Thierry and Cockpit, which representations, warranties and covenants are joint and several:

(a) Thierry has due and sufficient right and authority and has received consent from the Cockpit shareholders to enter into this letter agreement on the terms and subject to the conditions herein set forth and to transfer the legal and beneficial title and ownership of the Cockpit Shares to Pacific Stratus;

(b) no person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of the Cockpit Shares or any of them;

(c) there are 10,000,000 Cockpit shares issued and outstanding which are registered in the names and in the amounts as indicated in Schedule "C" attached hereto;

(d) the Cockpit Shares are and shall be validly issued and outstanding as fully paid and non-assessable and no person, firm or corporation has or shall have any agreement or option or any right capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares of Cockpit, and the Cockpit Shares represent and shall represent all of the issued and outstanding shares of Cockpit;

(e) to the best of Thierry's information and belief, all material transactions of Cockpit have been promptly and properly recorded or filed in or with its respective books and records and the Minute Books of Cockpit contain all records of the meetings and proceedings or shareholders and directors thereof;

(f) the performance of this letter agreement and the Agreement will not be in violation of any agreement to which Thierry, or to the best of Thierry's information and belief, Cockpit is a party and, to the best of Thierry's information and belief, will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Cockpit nor result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Cockpit;

(g) the information contained in the Business Plan of Cockpit as at March 2000 and as at the date hereof, a copy of which is attached hereto as Schedule "A" (the "Business Plan") is, to the best of Thierry's information and belief, true, complete and correct;

(h) Thierry and the other registered shareholders of Cockpit are residents of British Columbia;

(i) the list of assets, liabilities and accounts payable of Cockpit as of July 31, 2000 and attached hereto as Schedule "B" is, to the best of Thierry's information and belief, true, complete and correct;

(j) Cockpit has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation;

(k) Cockpit does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others which cannot be terminated on not more than one month's notice without charge to Cockpit;

(l) there are no material actions, suits, judgments, investigations or proceedings outstanding, pending or threatened against or affecting Cockpit at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(m) to the best of Thierry's information and belief, all tax returns and reports of Cockpit required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and other governmental charges have been paid or accrued in Cockpit's financial statements as of July 31, 2000;

(n) to the best of Thierry's information and belief, Cockpit is the owner of or has the right and authority to the use of all the property used in its business without payment to any person, and no copyright, franchise or licence, patent, right, trade mark, trade name or other of the property used in or relating to Cockpit's business is in any respect infringing the right of any person under or in respect of any patent, trade mark, trade name, copyright or other industrial property nor is any other person infringing any of the intangible property nor is Thierry aware of any use which would adversely affect the intangible property used in Cockpit's business;

(o) to the best of Thierry's information and belief, Cockpit is and shall be entitled to use the name or names under which it conducts its business; and

(p) to the best of Thierry's information and belief, all governmental licenses, consents, permits and authorities required for the conduct in the ordinary course of the operations of Cockpit and the owning of and the uses to which Cockpit's assets have been put, have been obtained, are validly issued and are in good standing and such conduct and uses are not in breach or default of any statute, bylaw, regulation, covenant, restriction, plan, permit licence, or authority.

(q) Cockpit agrees that there will not be any further dilution in the share capital prior to Closing without written consent from Pacific Stratus.

4.3 Thierry and Cockpit hereby covenant and agree with Pacific Stratus that all representations, warranties, covenants and agreements of Thierry and Cockpit set forth in this letter agreement or in any document delivered in connection with the purchase and sale transactions herein contemplated will be true and correct at and as of the Closing (as though such representations, warranties, covenants and agreements were made at and as of the Closing) and will survive the closing of the purchase and sale transaction herein contemplated and will continue in effect notwithstanding any investigation made by or on behalf of Pacific Stratus, the execution, delivery or registration of any documents of transfer and the payment of the purchase price.

4.4 Thierry and Cockpit hereby indemnify and save Pacific Stratus harmless from and against all losses, costs, damages, expenses, claims and liabilities suffered or incurred by Pacific Stratus by reason of a breach of any representation or warranty, covenant or agreement of Thierry or Cockpit set forth in this letter agreement.

4.5 Pacific Stratus hereby indemnifies and saves Thierry and Cockpit harmless from and against all losses, costs, damages, expenses, claims and liabilities suffered or incurred by Pacific Stratus by reason of a breach of any representation or warranty, covenant or agreement of Pacific Stratus set forth in this letter agreement.

5. Closing and Standstill

5.1 The parties will use all reasonable efforts to close the Acquisition by no later than 6 months from the execution hereof, or as soon as reasonably practicable thereafter. At Closing, the parties will deliver such documentation as may be reasonably requested by the other party's counsel to effect the Acquisition as contemplated in this letter agreement.

5.2 Until Closing occurs, or until otherwise mutually agreed to by the parties in writing, the parties agree as follows:

(a) Thierry hereby agrees to take all necessary steps to ensure that Cockpit does not sell its assets or the Cockpit Shares to any third parties either directly or indirectly until this agreement has terminated as a result of the contemplated Closing failing to occur;

(b) each party shall keep confidential any information obtained in connection with the transactions contemplated herein, unless such information has been rightfully obtained from a third party or is generally available to the public, and the parties hereto agree to enter into such form of confidentiality and non-competition agreement as may be satisfactory to each of their legal counsel. If the proposed transactions herein are not completed, each of the parties and their respective representatives shall return each to the other and their respective representatives, any records or copies thereof which any one of them may have obtained in connection with the review of the business of either Pacific Stratus or Cockpit. In the event that public disclosure is required to be made by any, it shall be agreed by all parties, including, without limitation, approval as to form and content; and

(c) Pacific Stratus shall provide Cockpit and its representatives with access to financial and other information so that Thierry and Cockpit may reasonably be informed as to the viability of the business arrangements contemplated in this letter agreement. In addition, Thierry and Cockpit shall provide Pacific Stratus and its representatives with access to financial and other information relating to Cockpit as may be reasonably necessary in order for them to make informed decisions as to the viability of the business arrangements contemplated herein.

5.3 If the Acquisition has not closed within 6 months of the execution of this letter agreement for any reason, then either party shall have the right to terminate this letter agreement without cost to either party.

6. Miscellaneous

6.1 Time will be of the essence in the performance of this letter agreement and of the Agreement.

6.2 This letter may be signed in counterparts and by facsimile, copies which together will be deemed to constitute one document.

6.3 This letter agreement shall be governed and interpreted and enforced in accordance with the laws of the Province of British Columbia.

6.4 If these general terms and conditions are acceptable to you, please sign the duplicate copy of this letter and return it to us no later than 4:30 p.m. (Vancouver Time) on the second business day following the date of this letter, whereupon this agreement shall be binding upon all parties.

Yours truly,PACIFIC STRATUS VENTURES LTD.

Per: /s/ "Harry Chew"Authorized Signatory

COCKPIT COLLECTION LTD.

Per: /s/ "Thierry Annez de Taboada"

Authorized Signatory

SIGNED, SEALED AND DELIVERED in the presence of Thierry Annez de Taboada

/s/ "J. Malcolm Bell" Signature of Witness	/s/ "Thierry Annez de Taboada" THIERRY ANNEZ de TABOADA
J. MALCOLM BELL Printed Name of Witness
2223 FOLKSTONE WAY Street Address
WEST VANCOUVER, BC City, Province/State
V7V 3L2 Postal Code